SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2006
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)
(408) 333-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Effective May 18, 2006, Richard Deranleau was named as the Chief Financial Officer of Brocade Communications Systems, Inc. (the “Company”). Mr. Deranleau, 48, has served as interim Chief Financial Officer and principal accounting officer since December 2005. Mr. Deranleau joined Brocade in June 2003 as Corporate Controller and Treasurer, and was named Vice President in November 2005.
Before joining Brocade, from 1992 to 2003 Mr. Deranleau served in various senior management positions with Polycom, Inc., including Vice President of Finance and Treasurer from January 2001 to May 2003. Prior to Polycom, he served in various accounting and finance positions at Tandem Computers, Inc. and Coopers and Lybrand, LLC. Deranleau is a certified public accountant and holds a Bachelors of Economics degree from Iowa State University and an MBA from San Jose State University.
As previously reported, Mr. Deranleau participates in the Company’s Senior Leadership Compensation Plan and will also be entitled to receive a cash bonus premium of up to 1 times and 0.5 times his annual target bonuses for 2006 and 2007, respectively. The cash bonus premium and underlying annual bonus are subject to achievement of revenue and operating margin targets and other Company and departmental financial, strategic and operational metrics approved by the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: May 18, 2006	By:	/s/ Michael Klayko
Michael Klayko
Chief Executive Officer